November 4, 2022

PRESS RELEASE

Century Casinos, Inc. Announces Third Quarter 2022 Results

Colorado Springs, Colorado –November 4, 2022 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and nine months ended September 30, 2022.

Third Quarter 2022 Highlights*

•	Net operating revenue was $112.6 million, a decrease of 4% from the three months ended September 30, 2021.
•	Earnings from operations were $20.0 million, a decrease of 22% from the three months ended September 30, 2021.
•	Net earnings attributable to Century Casinos, Inc. shareholders was $2.9 million, a decrease of 74% from the three months ended September 30, 2021.
•	Adjusted EBITDA** was $28.1 million, a decrease of 15% from the three months ended September 30, 2021.
•	Basic earnings per share attributable to Century Casinos, Inc. shareholders were $0.10.
•	Diluted earnings per share attributable to Century Casinos, Inc. shareholders were $0.09.
•	Book value per share*** at September 30, 2022 was $4.85.

COVID-19 Update

Since the inception of the COVID-19 pandemic in March 2020, the Company’s casinos have varied their operations based on the governmental health and safety requirements in the jurisdictions in which they are located. The COVID-19 pandemic impacted the Company’s results of operations in the first half of 2021 because of closures at the Company’s Canada and Poland properties during this period. Currently the Company’s operations have no health and safety requirements for entry and few other COVID-19 related restrictions. The duration and ultimate impact of the COVID-19 pandemic otherwise remains uncertain.

RoCKY GAP CASINO RESORT ACQUISITION

On August 24, 2022, the Company entered into a definitive agreement with Lakes Maryland Development, LLC (“Lakes Maryland”), Golden Entertainment, Inc (“Golden”), and VICI Properties L.P. (“VICI PropCo”), pursuant to which the Company agreed to acquire the operations of Rocky Gap Casino Resort (“Rocky Gap”) for approximately $56.1 million, subject to the conditions and terms set forth therein (the “Rocky Gap Acquisition”). Pursuant to a real estate purchase agreement, dated August 24, 2022, by and between Evitts Resort, LLC (“Evitts”) and an affiliate of VICI PropCo (“VICI PropCo Buyer”), VICI PropCo Buyer agreed to acquire the real estate assets relating to Rocky Gap for approximately $203.9 million, subject to the conditions and terms set forth therein. In connection with the closing of this transaction, subsidiaries of the Company and VICI PropCo will enter into an amendment to their triple net lease agreement (the “Master Lease”) to (i) add Rocky Gap to the Master Lease, (ii) provide for an initial annual rent for Rocky Gap of approximately $15.5 million and (iii) extend the initial Master Lease term for 15 years from the date of the amendment (subject to the existing four five-year renewal options). The Company plans to fund the acquisition with cash on hand.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

NUGGET CASINO RESORT ACQUISITION AND FINANCING

On April 1, 2022, the Company purchased 50% of the membership interest in Smooth Bourbon, LLC (“PropCo”) for approximately $95.0 million (the “PropCo Acquisition”). Pursuant to a definitive agreement and subject to approval from the Nevada Gaming Commission, the Company will purchase 100% of the membership interests in Nugget Sparks, LLC (“OpCo”) for $100.0 million (subject to certain adjustments) (the “OpCo Acquisition” and together with the PropCo Acquisition, the “Nugget Acquisition”). The OpCo Acquisition is expected to occur within one year of the PropCo Acquisition. OpCo owns and operates the Nugget Casino Resort in Sparks, Nevada, and PropCo owns the real property on which the casino is located and leases the real property to OpCo for an annual rent of $15.0 million.

On April 1, 2022, the Company also entered into a Credit Agreement with Goldman Sachs Bank USA (the “Goldman Credit Agreement”). The Goldman Credit Agreement provides for a $350.0 million term loan (the “Term Loan”) and a $30.0 million revolving credit facility (the “Revolving Facility”). The Company drew $350.0 million under the Term Loan and used the proceeds as well as $29.3 million of cash on hand to fund the PropCo Acquisition, to repay approximately $166.2 million outstanding under the Company’s credit agreement with Macquarie (“Macquarie Credit Agreement”), to fund $100.0 million in an escrow fund that will be used to purchase OpCo, and for related fees and expenses. The Goldman Credit Agreement replaced the Macquarie Credit Agreement. The Company did not draw on the Revolving Facility on the closing date of the PropCo Acquisition.

Recent Developments Related to Century Casino Caruthersville

On October 26, 2022, the Missouri Gaming Commission approved the relocation of the casino at Century Casino Caruthersville (“Caruthersville”) from the riverboat and the barge to a land-based pavilion until the new land-based casino and hotel are completed. On October 13, 2022, the riverboat, which had operated since 1994, had to be closed as it was no longer accessible from the barge because of the record low water levels in the Mississippi River. Since then, Caruthersville has operated the casino from the barge with 299 slot machines and four table games. The pavilion building will not be affected by water levels and is protected by a flood wall. The pavilion will provide for easier access to the casino for customers and the Company anticipates it will bring operating efficiencies and cost savings. The casino will be smaller with approximately 400 slot machines and seven table games, compared to 519 slot machines and seven table games on the riverboat and barge. Caruthersville will continue to operate from the barge until the move to the pavilion is complete. The Company anticipates the move to the pavilion will be completed by the end of 2022 and that there will be no negative impact on results of operations thereafter. Also, the Company’s stand-alone hotel in Caruthersville opened in late October 2022.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/12

RESULTS

The consolidated results for the three and nine months ended September 30, 2022 and 2021 are as follows:

	For the three months			For the nine months
Amounts in thousands, except per share data	ended September 30,			ended September 30,
Consolidated Results:	2022	2021	% Change	2022	2021	% Change
Net Operating Revenue	$112,552	$116,610	(4%)	$326,776	$281,207	16%
Earnings from Operations	20,006	25,727	(22%)	53,854	52,089	3%
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$2,944	$11,226	(74%)	$12,018	$16,662	(28%)

Adjusted EBITDA**	$28,068	$33,056	(15%)	$81,671	$73,040	12%

Earnings Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$0.10	$0.38	(74%)	$0.40	$0.56	(29%)
Diluted	$0.09	$0.36	(75%)	$0.38	$0.54	(30%)

“Net operating revenue and Adjusted EBITDA** decreased in the third quarter of 2022 compared to 2021. The decreases were due, in part, to our record results in 2021 (driven by reduced COVID-19 restrictions in Missouri) as well as some impact from inflation and additional expenses related to the riverboat in Caruthersville due to low water levels in the Mississippi River. In October, we reduced the gaming positions available at the Caruthersville casino, temporarily operating from the barge only, as we had to close the riverboat gaming floor due to low water levels in the Mississippi River. We have received approval from the Missouri Gaming Commission to move the entire casino operations in Caruthersville to a land-based pavilion while we construct our new land-based casino. We are pleased to report our first hotel in Caruthersville opened in October, and at Cape Girardeau construction is underway for our hotel,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “As we announced in August, we have entered into a definitive agreement to acquire Rocky Gap Casino Resort operations. We are excited to enter the Maryland market and to add this property to our growing US portfolio,” Messrs. Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/12

Reportable Segment  Results*

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of September 30, 2022:

Reportable Segment	Operating Segment	Reporting Unit
United States	Colorado	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
	West Virginia	Mountaineer Casino, Racetrack & Resort
	Missouri	Century Casino Cape Girardeau
Century Casino Caruthersville
Canada	Edmonton	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
	Calgary	Century Downs Racetrack and Casino
Century Sports (1)
Century Bets! Inc. (1)
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other
Corporate Other (2)

(1)	The Company operated Century Sports through February 10, 2022. The Company operated Century Bets! Inc. through August 2021, when operations were transferred to Century Mile Racetrack and Casino.
(2)	The Company’s equity interest in Smooth Bourbon, LLC is included in the Corporate Other reporting unit.

The Company’s net operating revenue decreased by ($4.1) million, or (4%), and increased by $45.6 million, or 16%, for the three and nine months ended September 30, 2022,  compared to the three and nine months ended September 30, 2021.  Following is a summary of the changes in net operating revenue by reportable segment for the three and nine months ended September 30, 2022,  compared to the three and nine months ended September 30, 2021:

	Net Operating Revenue
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2022	2021	Change	Change	2022	2021	Change	Change
United States	$70,718	$73,897	$(3,179)	(4%)	$206,275	$214,969	$(8,694)	(4%)
Canada	20,065	21,368	(1,303)	(6%)	55,105	30,031	25,074	84%
Poland	21,733	21,151	582	3%	65,265	35,751	29,514	83%
Corporate and Other	36	194	(158)	(81%)	131	456	(325)	(71%)
Consolidated	$112,552	$116,610	$(4,058)	(4%)	$326,776	$281,207	$45,569	16%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/12

The Company’s earnings from operations decreased by ($5.7) million, or (22%), and increased by $1.8 million, or 3%, for the three and nine months ended September 30, 2022,  compared to the three and nine months ended September 30, 2021.  Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and nine months ended September 30, 2022,  compared to the three and nine months ended September 30, 2021:

	Earnings (Loss) from Operations
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2022	2021	Change	Change	2022	2021	Change	Change
United States	$16,340	$19,510	$(3,170)	(16%)	$49,485	$60,569	$(11,084)	(18%)
Canada	3,905	6,793	(2,888)	(43%)	8,840	2,354	6,486	276%
Poland	2,661	2,642	19	1%	6,669	(2,526)	9,195	364%
Corporate and Other	(2,900)	(3,218)	318	10%	(11,140)	(8,308)	(2,832)	(34%)
Consolidated	$20,006	$25,727	$(5,721)	(22%)	$53,854	$52,089	$1,765	3%

Net earnings attributable to Century Casinos, Inc. shareholders decreased by ($8.3) million, or (74%), and by ($4.6) million, or (28%), for the three and nine months ended September 30, 2022,  compared to the three and nine months ended September 30, 2021.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three and nine months ended September 30, 2022,  compared to the three and nine months ended September 30, 2021:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2022	2021	Change	Change	2022	2021	Change	Change
United States	$2,372	$12,389	$(10,017)	(81%)	$21,409	$39,486	$(18,077)	(46%)
Canada	2,623	5,308	(2,685)	(51%)	4,797	265	4,532	1710%
Poland	2,032	1,437	595	41%	4,285	(1,432)	5,717	399%
Corporate and Other	(4,083)	(7,908)	3,825	48%	(18,473)	(21,657)	3,184	15%
Consolidated	$2,944	$11,226	$(8,282)	(74%)	$12,018	$16,662	$(4,644)	(28%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax (benefit) expense and non-controlling interests. Items that impacted net earnings attributable to Century Casinos, Inc. shareholders for the nine months ended September 30, 2022 included a write-off of $7.3 million in deferred financing costs to interest expense related to the prepayment of the Macquarie Credit Agreement and the release of a $10.2 million US valuation allowance, resulting in an income tax benefit.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

5/12

Adjusted EBITDA** decreased by ($5.0) million, or (15%), and increased by $8.6 million, or 12%, for the three and nine months ended September 30, 2022 compared to the three and nine months ended September 30, 2021.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and nine months ended September 30, 2022 compared to the three and nine months ended September 30, 2021:

	Adjusted EBITDA**
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2022	2021	Change	Change	2022	2021	Change	Change
United States	$21,243	$24,209	$(2,966)	(12%)	$63,936	$74,585	$(10,649)	(14%)
Canada	5,085	7,966	(2,881)	(36%)	14,649	6,112	8,537	140%
Poland	3,311	3,005	306	10%	8,679	(603)	9,282	1539%
Corporate and Other	(1,571)	(2,124)	553	26%	(5,593)	(7,054)	1,461	21%
Consolidated	$28,068	$33,056	$(4,988)	(15%)	$81,671	$73,040	$8,631	12%

Balance Sheet and Liquidity

As of September 30, 2022, the Company had $99.3 million in cash and cash equivalents compared to $107.8 million in cash and cash equivalents at December 31, 2021.  Cash and cash equivalents as of September 30, 2022 do not include restricted cash, which includes $100.1 million in escrow to fund the OpCo Acquisition. As of September 30, 2022, the Company had $367.3 million in outstanding debt compared to $189.2 million in outstanding debt at December 31, 2021. The outstanding debt as of September 30, 2022 included $348.3 million related to the Term Loan under the Goldman Credit Agreement  (including $100.0 million borrowed and in escrow to fund the OpCo Acquisition),  $4.8 million of bank debt related to Century Resorts Management GmbH (“CRM”), and $14.2 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”). The Company also has a $284.1 million long-term financing obligation under its Master Lease of its West Virginia and Missouri properties.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2022 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation of the third quarter results on its website at www.cnty.com/investor/presentations/.

The Company will host its third quarter 2022 earnings conference call today, Friday,  November 4,  2022 at 10:00 am EDT / 8:00 am MDT. U.S. domestic participants  should dial 800-343-4136. For all international participants, please use 203-518-9856 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at www.eventcastpro.com/webcasts/cc/events/mdP2fF.cfm or obtain a recording of the call on the Company’s website until November 30, 2022 at www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

6/12

CENTURY CASINOS, INC. AND SUBSIDIARIES –

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands, except for per share information	2022	2021	2022	2021
Operating revenue:
Net operating revenue	$112,552	$116,610	$326,776	$281,207
Operating costs and expenses:
Total operating costs and expenses	93,617	90,883	275,056	229,118
Earnings from equity investment	1,071	—	2,134	—
Earnings from operations	20,006	25,727	53,854	52,089
Non-operating (expense) income, net	(14,941)	(10,755)	(45,214)	(31,528)
Earnings before income taxes	5,065	14,972	8,640	20,561
Income tax provision	(855)	(2,593)	8,130	(3,813)
Net earnings	4,210	12,379	16,770	16,748
Net earnings attributable to non-controlling interests	(1,266)	(1,153)	(4,752)	(86)
Net earnings attributable to Century Casinos, Inc. shareholders	$2,944	$11,226	$12,018	$16,662

Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.10	$0.38	$0.40	$0.56
Diluted	$0.09	$0.36	$0.38	$0.54

Weighted average common shares
Basic	29,864	29,598	29,790	29,584
Diluted	31,404	31,242	31,523	31,059

Condensed Consolidated Balance Sheets
	September 30,	December 31,
Amounts in thousands	2022	2021
Assets
Current assets	$219,762	$140,680
Property and equipment, net	457,859	472,302
Other assets	190,913	90,376
Total assets	$868,534	$703,358

Liabilities and Equity
Current liabilities	$54,481	$60,433
Non-current liabilities	660,746	492,568
Century Casinos, Inc. shareholders' equity	144,861	141,624
Non-controlling interests	8,446	8,733
Total liabilities and equity	$868,534	$703,358

7/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended September 30, 2022
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$2,372	$2,623	$2,032	$(4,083)	$2,944
Interest expense (income), net (1)	7,201	581	(519)	8,087	15,350
Income taxes (benefit)	6,767	522	465	(6,899)	855
Depreciation and amortization	4,892	1,180	623	81	6,776
Net earnings attributable to non-controlling interests	—	250	1,016	—	1,266
Non-cash stock-based compensation	—	—	—	953	953
Gain on foreign currency transactions, cost recovery income and other	—	(71)	(333)	(5)	(409)
Loss on disposition of fixed assets	11	—	27	—	38
Acquisition costs	—	—	—	295	295
Adjusted EBITDA	$21,243	$5,085	$3,311	$(1,571)	$28,068

(1)

Expense of $7.2 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.6 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $8.5 million and $0.5 million, respectively, for the period presented.

	For the three months ended September 30, 2021
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$12,389	$5,308	$1,437	$(7,908)	$11,226
Interest expense (income), net (1)	7,121	560	(355)	3,294	10,620
Income taxes	—	499	674	1,420	2,593
Depreciation and amortization	4,699	1,217	760	108	6,784
Net earnings attributable to non-controlling interests	—	435	718	—	1,153
Non-cash stock-based compensation	—	—	—	986	986
Gain on foreign currency transactions and cost recovery income	—	(57)	(232)	(24)	(313)
Loss on disposition of fixed assets	—	4	3	—	7
Adjusted EBITDA	$24,209	$7,966	$3,005	$(2,124)	$33,056

(1)

Expense of $7.1 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were  $6.3 million and $0.4 million, respectively, for the period presented.

8/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the nine months ended September 30, 2022
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$21,409	$4,797	$4,285	$(18,473)	$12,018
Interest expense (income), net (1)	21,310	1,733	(586)	25,482	47,939
Income taxes (benefit)	6,767	1,718	1,538	(18,153)	(8,130)
Depreciation and amortization	14,418	3,632	1,979	321	20,350
Net earnings attributable to non-controlling interests	—	2,608	2,144	—	4,752
Non-cash stock-based compensation	—	—	—	2,638	2,638
(Gain) loss on foreign currency transactions, cost recovery income and other (2)	(1)	138	(712)	(8)	(583)
Loss (gain) on disposition of fixed assets	33	23	31	(124)	(37)
Acquisition costs	—	—	—	2,724	2,724
Adjusted EBITDA	$63,936	$14,649	$8,679	$(5,593)	$81,671

(1)

Expense of $21.3 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $1.7 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $19.1 million and $1.6 million, respectively, for the period presented. Expense of $7.3 million related to the write-off of deferred financing costs in connection with the prepayment of the Macquarie Term Loan is included in interest expense (income), net in the Corporate and Other segment.

(2)	Loss of $2.2 million related to the sale of land and building in Calgary is included in the Canada segment.

9/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the nine months ended September 30, 2021
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$39,486	$265	$(1,432)	$(21,657)	$16,662
Interest expense (income), net (1)	21,083	1,263	(341)	9,825	31,830
Income taxes (benefit)	—	661	(216)	3,368	3,813
Depreciation and amortization	13,734	3,689	2,320	317	20,060
Net earnings (loss) attributable to non-controlling interests	—	802	(716)	—	86
Non-cash stock-based compensation	—	—	—	1,568	1,568
Gain on foreign currency transactions, cost recovery income and other	—	(604)	(221)	(436)	(1,261)
Loss (gain) on disposition of fixed assets	282	36	3	(39)	282
Adjusted EBITDA	$74,585	$6,112	$(603)	$(7,054)	$73,040

(1)

Expense of $21.1 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $1.2 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $16.8 million and $1.3 million, respectively, for the period presented.

Adjusted EBITDA Margins**

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2022	2021	2022	2021
United States	30%	33%	31%	35%
Canada	25%	37%	27%	20%
Poland	15%	14%	13%	(2%)
Corporate and Other	(4364%)	(1095%)	(4270%)	(1547%)
Consolidated	25%	28%	25%	26%

10/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

*    The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. Expense related to the Master Lease and CDR land lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Non-cash stock-based compensation expense is presented under Corporate and Other as the expense is not allocated to reportable segments when reviewed by the Company’s chief operating decision makers. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP. Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-US GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, and in St. Albert, Alberta, Canada; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; and the Century Mile Racetrack and Casino in Edmonton, Alberta, Canada. Through its Austrian subsidiary, CRM, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. Through its United States subsidiary, Century Nevada Acquisition, Inc., the Company owns a 50% membership interest in PropCo, which owns the land and building of OpCo in Sparks, Nevada. The Company has an agreement to purchase 100% of the membership interests in OpCo and an agreement to purchase 100% of the equity interest in the Rocky Gap. The Company also has an agreement to operate one ship-based casino. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

11/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, including statements about operating margins and Adjusted EBITDA, the impact of the coronavirus (COVID-19) pandemic, estimates of the financial impact of COVID-19, the adequacy of cash flows from operations and available cash to meet our future liquidity needs, particularly if we cannot operate our casinos due to COVID-19 or their operations are restricted, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, our Goldman Credit Agreement and obligations under our Master Lease and our ability to repay our debt and other obligations, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, certain plans, expectations, goals, projections, and statements about the benefits of the Nugget Acquisition and Rocky Gap Acquisition (together, the “Acquisitions”), as well as our plans, objectives, expectations, intentions, and other statements relating to cash flow, operating results and debt repayment; the possibility that the OpCo Acquisition or Rocky Gap Acquisition do not close when expected or at all because regulatory or other conditions to closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Acquisitions; the possibility that the anticipated benefits of the Acquisitions are not realized when expected or at all and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

12/12